Exhibit 10.36

FDA Grants Biovest International Fast Track Status for BiovaxID™

Personalized vaccine for follicular non-Hodgkin’s lymphoma

to receive Fast Track status from FDA

Worcester, Mass. — May xx, 2006 — Biovest International, Inc. (OTCBB: BVTI) has been notified that the United States Food and Drug Administration (FDA) granted Fast Track status to BiovaxID, the Company’s personalized biologic therapeutic for follicular non-Hodgkin’s lymphoma. The targeted anti-cancer vaccine, now undergoing pivotal Phase 3 clinical trials at 24 major medical centers throughout the U.S., showed extremely positive Phase 2 results — more than 70% of patients entered molecular remission.

Under the FDA Modernization Act of 1997, a new drug may be designated “Fast Track” provided the agency feels that the drug candidate has the potential to address unmet medical needs by treating serious or life-threatening conditions. Granted Fast Track status for BiovaxID, Biovest is now eligible to submit a new drug license application (NDA) on a rolling basis, allowing the FDA to review sections of the NDA in advance of receiving the Company’s full submission, and permitting Biovest to apply for the expedited review of its NDA.

Steve Arikian, M.D., Chairman and Chief Executive Officer of Biovest, commented: “Non-Hodgkin’s lymphoma, a cancer of the lymphatic system involving a type of white blood cell called a lymphocyte, is found in 65,000 new patients each year in the United States. And although good response rates are seen with current treatments like chemotherapy, radiation, lymphocyte transplantation and monoclonal antibodies, the cancer invariably returns and is usually ultimately fatal. Our vaccine, BiovaxID, is not meant as a replacement for these existing therapies, but rather as a complement. A premier example of a targeted therapeutic, BiovaxID stimulates the immune system to seek out and destroy only cancerous B-cell lymphocytes without causing damage to normal B-cell lymphocytes or to other cells.”

Biovest is currently in the process of enrollment for its BiovaxID Phase 3 study, which has already showed promising results through physical examination and CT scan evidence of gross tumor remission in non-Hodgkin’s lymphoma. The study is currently being run by Biovest through a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute. At the conclusion of the clinical trials, the IND (Investigational New Drug) will be officially transferred to Biovest.

About Biovest

Biovest International is a pioneer in the development of individualized immunotherapies for life-threatening cancers of the blood system. Biovest’s therapy for follicular non-Hodgkin’s lymphoma, BiovaxID, is currently in a Phase 3 pivotal clinical trial at over 20 major centers in the U.S. being conducted under a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute. Biovest has been a leader in the manufacture and development of automated cell culture instrumentation for over 20 years. The Company’s wholly owned subsidiary Biovax, Inc. produces the anti-cancer vaccine for the ongoing clinical trial. It’s Advanced Instrumentation Division in Minneapolis is poised to introduce the innovative AutovaxID-C cell culture instrument that is expected to revolutionize the manufacture of personalized cell based therapeutics. Biovest is a publicly traded company (BVTI.OB) and a majority owned subsidiary of Accentia Biopharmaceuticals (Nasdaq: ABPI).

For further information, please visit Biovest’s website: www.biovest.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about BiovaxID and AutovaxID and any other statements relating to Biovest’s products, product candidates, and product development programs. Such statement may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Biovest’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Biovest’s clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in Biovest’s filings with the Securities and Exchange Commission. All forward looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Biovest International, Inc., Worcester, MA

Carl M. Cohen, Ph.D., 1-508-793-0001 x 448

ccohen@biovest.com

Investor Relations Group

Jordan Silverstein

212-825-3210

jsilverstein@investorrelationsgroup.com